UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1933 Cliff Drive, Suite 1 Santa Barbara, CA	93109
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01.	Other Events

CloudCommerce, Inc. (the “Company”) is providing the following updated biographical information for each of its executive officers:

Andrew Van Noy, age 35, has been a director of the Company since November 17, 2012. Mr. Van Noy has been the President of the Company since April 24, 2012 and the Chief Executive Officer of the Company since August 13, 2012. He was Executive Vice President of the Company from November 17, 2012 to April 24, 2012 and Vice President of Sales and Marketing of the Company from May 1, 2011 to November 17, 2012. Mr. Van Noy came to the Company with experience in digital marketing, private equity and investment banking. From January 2009 to April 2011, Mr. Van Noy served as the Vice President of Sales and Marketing for PageTransformer, a company which provided web and software development for iPad, iPhone, and Android devices. He served as Director of Velocity of Money, a boutique real estate private equity firm, and through a staffing firm, worked at Morgan Stanley’s global banking headquarters in Salt Lake City, Utah. The Board of Directors believes that Mr. Van Noy is qualified to serve as a director because of his experience in executive roles and his experience with re-branding and re-structuring of the Company, including presiding over the acquisition of a number of companies.

Gregory Boden, age 47, has been a director of the Company since November 17, 2011 and the Corporate Secretary of the Company since February 11, 2013. On April 24, 2012 Mr. Boden was appointed Chief Financial Officer of the Company. From June 1, 2011 to March 1, 2012, Mr. Boden served as an independent contractor assisting the Company in accounting and financial reporting matters. In addition to his position as Chief Financial Officer, Mr. Boden has served since January 1, 2011 as the President of Bountiful Capital, LLC, a Santa Barbara based private equity company. Prior to joining the Company, from September 2006 to October 2009, Mr. Boden worked in public accounting in the audit practice of KPMG, LLP, after which, from October 2009 to December 2010, he and managed the franchise accounting and cash application departments of Select Staffing, a nationwide staffing company. Mr. Boden received his Master of Accountancy degree from the University of Denver. The Board of Directors believes that Mr. Boden is qualified to serve as a director because of his management and industry experience, in addition to his understanding of accounting and financial reporting.

Zachary Bartlett, age 36, has been a director of the Company since July 2012. In January 2018, Mr. Bartlett was appointed Vice President of Corporate Development. In July 2012 Mr. Bartlett was appointed Vice President of Operations of the Company. In October 2015 Mr. Bartlett was appointed Vice President of Communications of the Company. From July 2011 to July 2012, Mr. Bartlett served as an independent contractor assisting the Company in project management matters. Prior to joining the Company, Mr. Bartlett was the Creative Director of Crowbar Studios, Inc., a graphic design and web development firm founded by Mr. Bartlett in 2008. From 2004 to 2008, he held the position of Art and Brand consultant at Demon International, a snowboard accessories company. In 2009, Mr. Bartlett was one of the founders of Page Transformer, Inc., a company that provided web and software development for iPad, iPhone, and Android devices. Mr. Bartlett received his Bachelor of Fine Arts degree in graphic design from Brigham Young University in 2004. The Board of Directors believes that Mr. Bartlett is qualified to serve as a director because of his industry experience and his understanding of industry trends.

Press Release

On January 19, 2018, the Company issued a press release announcing it had changes its fiscal year end to December 31 and provided revenue guidance for 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: January 25, 2018	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer

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